UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2014 (February 21, 2014)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election

On February 21, 2014 the Board of Directors (the “Board”) of The Brink’s Company (the “Company”), upon recommendation of the Corporate Governance and Nominating Committee appointed Susan E. Docherty as a non-employee director of the Company and a member of the Board’s Executive Committee effective March 4, 2014.  The Board anticipates naming Ms. Docherty to serve on one or more additional committees of the Board.  As a non-employee director of the Company, Ms. Docherty will be eligible to participate in the Company’s compensation arrangements for non-employee directors, as described in the Company’s annual proxy statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 21, 2014, the Board amended Article V of the Bylaws of the Company to:
•	increase the number of persons serving on the Board;
•	clarify the role of the lead director in presiding over meetings of the Board in the absence of the Chairman; and
•	require an employee director to tender his or her resignation from the Board upon termination of employment with the Company.

The description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended (with deletions indicated by strikeout and additions indicated by double underline) attached as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

	3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective February 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: February 27, 2014	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective February 21, 2014